Exhibit 1.1

PolyPid Ltd.

[     ] Ordinary Shares, par value NIS 0.10 per share

Underwriting Agreement

[   ], 2018

Goldman Sachs & Co. LLC,

Cowen and Company, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

and

c/o Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, New York 10022

Ladies and Gentlemen:

PolyPid Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [    ] ordinary shares (the “Firm Shares”) and, at the election of the Underwriters, up to [   ] additional ordinary shares (the “Optional Shares”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                     A registration statement on Form F-1 (File No. 333-[   ]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement  has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                     (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain, at the time of filing thereof, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)                      Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(d)                     For the purposes of this Agreement, the “Applicable Time” is [   ] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e)  The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)                       The Company and its subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included in the Registration Statement and the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the grant, vesting, exercise or settlement, if any, of share options or the award, if any, of share options, restricted shares or other equity incentives in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of ordinary shares  upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(g)                      The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property and other assets owned by them, in each case free and clear of all security interests, liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to their knowledge, under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable laws and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)                     The Company has (i) been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to conduct its business as described in the Registration Statement, the Pricing Prospectus and Prospectus, and (ii) been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each “Significant Subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been listed in the Registration Statement; and (iii) is not currently designated as a “breaching company” (within the meaning of the Companies Law) by the Registrar of the Companies of the State of Israel.  Each of clauses (i) and (ii) in this Section 1(h) also apply to each of the Company’s subsidiaries.  The certificate of incorporation, articles of association and other organizational documents of the Company comply, with the requirements of applicable Israeli law and are in full force and effect;

(i)                         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance, with the Israeli Companies Law 5759-1999 (the “Companies Law”) and the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”), and conform in all material respects to the description of the ordinary shares contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances that would not be reasonably expected to have a Material Adverse Effect;

(j)                        The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the ordinary shares contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(k)                     The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including, without limitation, any other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including (w) any instrument of approval granted to the Company by the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (the “IIA”) or (x) any instrument of approval granted to the Company by the Investment Center of the Israeli Ministry of Economy and Industry (the “Investment Center”), (B) the certificate of incorporation, articles of association or by-laws (or other applicable organizational document) of the

Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (y) such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing the Shares on The Nasdaq Stock Market Inc.’s Global Market (“Nasdaq”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and (z) for the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the Shares and the Company becoming a “public company” (within the meaning of the Companies Law) or the filing of certain information following the Applicable Time with the Investment Center and the IIA, except in the case of clauses (A) and (C) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to the Underwriters’ compliance with their obligations under Section 6(f) hereof, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Shares;

(l)                         Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, articles of association or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)                 The statements set forth in the Registration Statement, the Pricing Prospectus and Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, legal conclusions related thereto and documents referred to therein, are accurate and complete in all material respects;

(n)                     Other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)                     The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)                     At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q)                     The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(r)                        Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s)                       The Company maintains a system of internal control over financial reporting as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that (i) complies with the requirements of the Exchange Act applicable to the Company and (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act (as defined below), as of an earlier date than it would otherwise be required to so comply under applicable law);

(t)                                    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(u)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)                                 There are no debt securities or preferred shares issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(w)                               This Agreement has been duly authorized, executed and delivered by the Company;

(x)                     All statistical, demographic and market related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.  To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(y)                 None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, Sections 291 and 291A Israeli Penal Law 5737-1977, or any other applicable anti-bribery or anti-corruption law;

(z)                      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(aa)              None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(bb)   The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except as disclosed therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(cc)                From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(dd) The Company owns or has valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, “Intellectual Property”) that is necessary for, or used in, the business of the Company as currently conducted and currently proposed to be conducted in the manner described in the Registration Statement, the Pricing Prospectus and Prospectus (collectively, the “Company Intellectual Property”). To the Company’s knowledge, none of the patents and patent applications contained in the Company Intellectual Property, are invalid or unenforceable, in whole or in part, and the Company is unaware of any facts that would form a reasonable basis for such a determination. None of the rights within the Company Intellectual Property, other than patents and patent applications, are invalid or unenforceable, in whole or in part, and the Company is unaware of any facts that would form a reasonable basis for such a determination. In each case in which the Company has acquired ownership (or claimed or purported to acquire ownership) of any Company Intellectual Property rights from any third party (including any employee, officer, director, consultant or contractor of the Company), the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer ownership of and all rights with respect to such Company Intellectual Property rights to the Company. All assignments that are or may be required to be filed or recorded in order to cause such assignment to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the USPTO or the U.S. Copyright Office, as applicable, and any applicable Governmental Authority (as defined below) elsewhere.  The Company is not obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property. To the Company’s knowledge, there are no unreleased liens or security interests which have been filed against any of the Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party (i) challenging the Company’s rights in or to any Company Intellectual Property, including with respect to ownership and inventorship; (ii) challenging the validity, enforceability or scope of any Company Intellectual Property; or (iii) asserting that the Company has infringed, misappropriated or otherwise violated, or would, upon the commercialization of any products described in the Pricing Prospectus as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others; and, in each of the foregoing cases, the Company (a) is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim and (b) has not received any notice alleging any such claim or conflict. To the knowledge of the Company, there is no unauthorized use or disclosure, infringement or misappropriation or other violation of any Company Intellectual Property rights by any third party. To the knowledge of the Company, (1) neither the commercial development nor the manufacture, sale and/or distribution of any of the products, proposed products or processes of the Company, as described in the Registration Statement, the Pricing Prospectus and Prospectus, infringes, misappropriates or otherwise violates, or would, upon the commercialization of such products or proposed products, infringe, misappropriate or otherwise violate, any Intellectual Property rights of any third party; (2) the Company can acquire, on reasonable terms, any licenses under third-party Intellectual Property that may be necessary for or used in its business, as currently conducted or as proposed to be conducted, as described in the Registration Statement, the Pricing Prospectus and Prospectus; (3) no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company; (4) no third party has any ownership right in or to any Company Intellectual

Property, in any field of use, other than the respective licensor to the Company of such Company Intellectual Property; (5) the Company has the sole and exclusive right to (x) grant licenses to third parties under the Company Intellectual Property and (y) bring a claim or suit against any party for past, present or future infringement of Company Intellectual Property; (6) no employee, officer, director, contractor or consultant of the Company is in or has ever been in violation, in any material respect, of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or other restrictive covenant to or with a former employer where the basis of such violation relates to such person’s employment or engagement, or to actions undertaken by such person while employed or engaged, with the Company; and (7) each current and former employee, officer, director, contractor and consultant of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property (A) has executed a customary, valid and effective  inventions assignment and confidentiality agreement with the Company, on or about the respective date of hire, and signed copies of such agreements have been made available to the Underwriter and its counsel; and (B) has assigned or agreed to assign to the Company any and all Intellectual Property rights he or she may possess or may have possessed that are related to the Company’s business as described in the Registration Statement, the Pricing Prospectus and Prospectus, which agreement also waives (to the extent that such waiver is permissible under law) all non-assignable rights (including moral rights) to such Intellectual Property rights.

(ee)                (i) No employee, officer, director, consultant or contractor has reserved any rights in the Company Intellectual Property rights, in whole or in part. The Company does not owe any compensation or remuneration to a current or former employee, officer, director, consultant or contractor in relation to any Company Intellectual Property, including with respect to any patent that is based on an invention of, or copyright that is based on a work of, any current or former employee, officer, director, consultant or contractor of the Company which is included in the Company Intellectual Property rights.  All agreements (including employment agreements) between any current or former employee, officer, director, consultant or contractor who has been involved in the conception, design, development, implementation, improvement or testing (alone or with others) of the Company product or Company Intellectual Property rights, and the Company includes an express waiver of such employee’s, officer’s, director’s, consultant’s or contractor’s right to compensation in connection with service inventions under Section 134 of the Israeli Patent Law 1967, as amended, and any other similar provision under law in the relevant jurisdiction.  All current and former employees, consultants and contractors of the Company that have contributed, in any way, to the conception, design, development, implementation, improvement, testing or have otherwise contributed to bringing any Company product or Company Intellectual Property rights to market have executed any and all necessary agreements that would waive, to the extent legally permissible, any right or interest in and to any royalty or other remuneration provided by local custom, administrative regulation, governmental statute or otherwise (including, with respect to Israeli employees under Section 134 of the Israeli Patent Law 1967, as amended, and any other applicable law).

(ii) The Company takes commercially reasonable measures to maintain and protect each material item of Company Intellectual Property and to protect the confidentiality of its trade secrets and other material proprietary information that the Company intends to maintain as trade secrets or confidential information.

(iii)                   To the Company’s knowledge, no Governmental Authority, granting agency, university, college, other academic institution or research center has any ownership or other rights in the Company Intellectual Property.  No current or former employee, officer, consultant or contractor of the

Company who was involved in, or who contributed to, the conception, creation, design, or development of any of the Company Intellectual Property, has performed services for or was an employee of any hospital, university, college, other educational institution, Governmental Authority, granting agency, or research center while such employee, officer, consultant or contractor was also performing services for the Company or during the time period in which such employee, officer, consultant or contractor invented, created or developed any Company Intellectual Property.

(iv) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company products or any products or Company Intellectual Property rights developed or under development by the Company, directly or indirectly, is based upon, uses or incorporates any Intellectual Property rights that were developed using funding provided by the IIA or any other Governmental Authority, nor does the IIA or any Governmental Authority have any ownership interest in or right to restrict the sale, licensing, distribution or transfer of any Company Intellectual Property rights or Company products;

(ff)                  All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO and/or any other relevant patent office in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO and/or any other relevant patent office that were not disclosed to the USPTO and/or any other relevant patent office and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(gg)                The pre-clinical studies and clinical trials conducted by, on behalf of or sponsored by the Company or in which the Company’s product candidates participated  were and, if still pending are, being conducted in all material respects in accordance with the experimental protocols, procedures and controls established for each study and with all applicable local, state and federal laws, rules and regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312 and the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects); the descriptions of the results of such studies contained in any Pricing Prospectus or Prospectus do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except to the extent disclosed in any Pricing Prospectus or Prospectus, the Company is not aware of any studies, the results of which are inconsistent with or otherwise call into question the study results described or referred to in any Pricing Prospectus or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required for the conduct of the studies by the Israeli Ministry of Health, the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S., foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except where the failure to make such filing or obtain such approval would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; no investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency that it has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing pre-clinical or clinical investigation conducted or proposed to be conducted by or on behalf of the Company;

(hh)          The Company has operated and currently is in compliance with all applicable Health Care Laws (defined herein), including, without limitation, the rules and regulations of the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice, the Israeli Ministry of Health, or any other governmental agency or body having jurisdiction over the Company or any of its properties, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program, except for such activities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), or Medicaid (Title XIX of the Social Security Act), or the rules and regulations promulgated in connection with the Health Care Laws, or Israeli or other foreign governmental or regulatory body or authority (each a “Governmental Authority”). The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Laws applicable to the Company. Additionally, the Company is not a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority. Neither the Company, nor, to the knowledge of the Company,  any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion;

(ii)                      The Company possesses all such permits, certificates, licenses, approvals, clearances, exemptions, registrations, consents and other authorizations (collectively, “Permits”) issued by the appropriate Governmental Authorities, including without limitation, all such Permits required by Israeli authorities and by the FDA or any component thereof and/or by any other U.S., state, local or foreign government or drug regulatory agency, necessary to conduct the businesses now operated by it, except where the failure to possess such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of the Permits are valid and in full force and effect; the Company has fulfilled and performed all of its obligations with respect to the Permits, except where such non-fulfillment and non-performance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit, except where such impairment would not, individually or in the aggregate, reasonably be expected to a Material Adverse Effect; the Company has not received notice of proceedings relating to the revocation or modification of any such Permits, except where such proceeding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, no Governmental Authority granting any such Permit has taken any action to limit, suspend or revoke the same in any respect, except where such action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(jj)                                Each of the Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, have paid all such taxes due (except where the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and no material tax deficiency has been determined adversely to the Company;

(kk)                          Each of the Company and its subsidiaries have insurance covering its properties, operations, personnel and businesses, including, but not limited to, business interruption insurance, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for clinical trial liability claims, which insurance insures against such risks and is in such amounts as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of its business; and the Company has not (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(ll)                      The Company (i) is in compliance with all, and has not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to the Company, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) has not received written notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of (i) and (ii) where the failure to comply or the potential liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (A) there are no proceedings that are pending against the Company under Environmental Laws in which a Governmental Authority is also a party and (B) the Company is not aware of any non-compliance with Environmental Laws, or liabilities under Environmental Laws, which would reasonably be expected to have a Material Adverse Effect;

(mm)                  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect , (i) each “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency with respect to any Plan that would reasonably be expected to result in material liability to the Company; and (iv) the Company has not incurred any liability for any prohibited transaction, the failure of any Plan to meet the minimum funding standards required by law, including by ERISA or the Code, or any complete or partial withdrawal liability with respect to any Plan;

(nn)                          No labor dispute with the employees of the Company or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors that, individually or in the aggregate, would reasonably be expected to result in a material liability to the Company;

(oo)                          Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof;

(pp)                          The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M; In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel;

(qq)                          The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is or will be taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement;

(rr)                                There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that have not been described as required;

(ss)                              Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;

(tt)                                The Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company;

(uu)                          Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.  To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement;

(vv)                          Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would reasonably be expected to cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading;

(ww)                      The Company is in material compliance with all conditions and requirements stipulated (A) by any instruments of approval, granted to it by the IIA, or the Law for Encouragement of Industrial Research and Development, 5744-1984 (the “R&D Law”), with respect to any research and development grants or benefits given to the Company by the IIA and (B) with respect to any instrument of approval granted to it by the Investment Center of the Ministry of Industry, Trade and Labor of the State of Israel with respect to grants or benefits given to the Company. The Company has not received any notice denying, revoking or modifying any beneficial tax status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the IIA or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such status, grants and benefits from the IIA and/or the Investment Center was true, correct and complete in all material respects when supplied to the appropriate authorities;

(xx)                          The Company has validly appointed PolyPid Inc., The Atrium at 47 Maple Street, Suite 302A, Summit, NJ 07901, as its authorized agent for service of process in the United States;

(yy)                          Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel;

(zz)                            No transaction, stamp or other issuance or transfer taxes or similar taxes or duties (“Stamp Taxes”) are payable in Israel, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, no capital gain, income, transfer, withholding or other tax or duty is payable in the State of Israel by or on behalf of the Underwriters to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof; (iii) the holding or transfer of the Shares; or (iv) the execution and delivery of, and the consummation of the transactions contemplated by this Agreement or any other document to be furnished hereunder;

(aaa)                   The Company and/or its subsidiaries are in material compliance with the Israeli Securities Law. Without derogating from the foregoing, (i) the Company has not engaged in any form of solicitation, advertising or any other action constituting an offer of securities under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel; and (ii)  the Company did not, during each of (i) the 12-month period preceding the date on which Amendment No. [•] to the Registration Statement was filed with the Commission, and (ii) the 12-month period preceding the date hereof, offer or sell securities of the Company to any offerees in Israel that would be counted towards the number of offerees to whom offers or sales of securities may have been made pursuant to the provisions of Section 15A(a)(1) of the Israeli Securities Law and therefore Shares may be offered and sold to up to 35 Non-Accredited Israeli Investors (as defined in Section 6(e) below). All corporate approvals on the part of the Company, including under Chapter 5 of Part VI of the Israeli Companies Law 5759-1999, for the offer or sale of offered shares and the transactions contemplated hereby have been obtained;

(bbb)                   No proceedings have been instituted in the State of Israel for the dissolution of the Company;

(ccc)                      All obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel (“Israeli Employees”) are in accordance with Section 14 of the Israeli Severance Pay Law (5723-1963) (the “Severance Pay Law”) and are fully funded or are accrued on the financial statements, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law from the date of commencement of their employment with the Company, and the Company has been in full compliance with the technical and substantive requirements for a Section 14 Arrangement with respect to severance pay with respect to 100% of such salary for which severance pay is due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Israeli Governmental Authority as required by applicable Israeli tax Law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment; and

(ddd)                   All payments (including the issuance of Shares pursuant to this Agreement) to be made by or on behalf of the Company under this Agreement and, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Shares may, under the current laws and regulations of Israel, be paid in United States dollars that may be converted into another currency and freely transferred out of Israel, and all payments referred to in this Section 1.(ddd) will not be subject to withholding or other taxes under the current laws and regulations of Israel and are otherwise payable free and clear of any other tax, withholding or deduction in Israel and without the necessity of obtaining any governmental authorization in Israel.

2.                          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[   ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [    ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.                          (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [    ], 2018 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at [   ], New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                          The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus related to the Shares or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)                                             Promptly from time to time to take such action as you may reasonably request to endeavor to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)                                              Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and you) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address you shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your reasonable request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                             To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data, Gathering, Analysis and Retrieval system (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1)                               During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the  the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of ordinary shares upon the exercise (including net exercise) of an option expiring prior to the Lock-up Period or warrant, in each case, that is outstanding on the date of this Agreement, (C) the issuance by the Company of ordinary shares or other securities convertible into or exercisable for ordinary shares, in each case pursuant to the Company’s equity compensation plans described in the Pricing Prospectus, (D) any ordinary shares or any security convertible into or exercisable for ordinary shares issued by the Company in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, (E) any ordinary shares or any security convertible into or exercisable for ordinary shares issued by the Company in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), (F) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or the Prospectus and the issuance of securities registered pursuant thereto, or (G) any grants of awards pursuant to equity incentive plans existing on the date of this Agreement and disclosed in the Pricing Prospectus; provided that in the case of clauses (D) or (E), the aggregate number of ordinary shares that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) shall not exceed 5% of the total number of the ordinary shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further that in the case of clauses (B) and (C), the Company shall cause each recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement with substantially the same terms as the lock-up letters referenced in Section 8(k) of this Agreement for the remainder of the Company Lock-Up Period, and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives, in their sole discretion;

(e)(2)                               If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                                               During a period of three years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the requirements of this Section 5(f) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR;

(g)                                              During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the requirements of this Section 5(g) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR;

(h)                                             To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus, and Prospectus under the caption “Use of Proceeds”;

(i)                                                 To use its reasonable best efforts to list, subject to notice of issuance, the Shares on Nasdaq;

(j)                                                To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(k)                                             If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)                                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)                                         To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.                                                  (a)         The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c)  hereto;

(b)                                         The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)                              The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)                             The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e)                                  The Company acknowledges, understands and agrees that the Shares may be offered and sold in Israel only by the Underwriters and only to (i) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it and (B) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”) and (ii) such number of offerees in Israel who are not Israeli Accredited Investors (“Non-Accredited Israeli Investors”) that does not exceed 35. It is hereby acknowledged and agreed by the Company that any offer or sale of Shares to Non-Accredited Israeli Investors by the Underwriters will be made in reliance on the representation and warranty of the Company in Section 1(zz) above;

(f)                                   Each Underwriter acknowledges, agrees and undertakes that the Shares may be sold in Israel by the Underwriters only to (i) Israeli Accredited Investors and (ii) the number of Non-Accredited Israeli Investors referenced in Section 6(e) above. The Company acknowledges and agrees that the offer or sale Shares by the Underwriters to the number of Non-Accredited Israeli Investors referenced in Section 6(e) above will be made in reliance on the representation and warranty of the Company in Section 1(zz) above; and

(g) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) up to a maximum of $10,000 of fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on Nasdaq; (vi) the filing fees incident to, and up to a maximum of $35,000 of reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing share certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) all taxes in connection with the issuance, sale and delivery of the Shares by the Company to the Underwriters and the initial sale and delivery by the Underwriters to purchasers thereof; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make and 50% of the costs of any private aircraft in respect of any investor presentations or road show in connection with the marketing of the Shares.

8.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)   Latham & Watkins LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c)    Cooley LLP, U.S. counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (each in substantially the form  attached hereto as Annex II(A) as previously agreed to by the parties), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d)   Yigal Arnon & Co., Israeli counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e)    Zysman, Aharoni, Gayer & Co., Israeli counsel for the Company, shall have furnished to you their written opinion (in substantially the form attached hereto as Annex II(B) as previously agreed to by the parties), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(f)     Greenberg Traurig, LLP special counsel for the Company with respect to intellectual property matters, shall have furnished to you their written opinion (in substantially the form attached hereto as Annex II(C) as previously agreed to by the parties), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young LLP, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(h)   (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v)

the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)      The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on Nasdaq;

(k)   The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the officers, directors, employees, shareholders and holders of any options, warrants or other rights to convert into or acquire share capital, whether in the form of ordinary shares, preferred shares or otherwise, of the Company, representing substantially all of the holders of securities of the Company, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

9.                                      (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act), and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus, roadshow or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each Underwriter will indemnify and hold harmless the Company, (the “Company Indemnified Party”) against any losses, claims, damages or liabilities to which such Company

Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the eighth sentence of the ninth paragraph under the caption “Underwriting”.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.                               (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ordinary shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof; provided, that if this Agreement is terminated by the Underwriters due to the failure to meet the conditions in Section 8(i)(i),(iii),(iv) or (v), then the Company shall not be obligated to pay any such fees and expenses to the Underwriters.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York  10282-2198, Attention: Registration Department, and to Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.                               The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Company agrees that any suit, action or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement (“Related Proceedings”) will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (collectively, the “Specified Courts”) and the Company agrees to submit to the jurisdiction of, and to venue in, such courts in any such suit, action or proceeding (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive).

19.                               The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Related Proceedings.

20.                               With respect to any Related Proceeding, the Company and each of the Underwriters irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

21.                               The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

All payments (including payments in kind such as issuance, sale and delivery of Shares by the Company to the Underwriters and the initial sale and delivery of Shares by the Underwriters to purchasers thereof) made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will be self-invoiced and payable together with VAT, where applicable. Any amount for which the Underwriters are to be reimbursed or indemnified under this Agreement will be reimbursed or indemnified together with an additional amount equal to any VAT payable (by the Company) in relation to the cost, fee, expense or other amount to which the reimbursement or indemnification relates.

All payments (including payments in kind such as issuance, sale and delivery of Shares by the Company to the Underwriters and the initial sale and delivery of Shares by the Underwriters to purchasers thereof) made or deemed to be made by the Company to the Underwriters, their respective affiliates, directors, officers, employees and agents or to any person controlling any Underwriter under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of Israel or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, their respective affiliates, directors, officers, employees and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable had such deduction or withholding not been required.

22.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state, Israeli, foreign or other income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

PolyPid Ltd.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement (PolyPid)]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[•]	[•]
Cowen and Company, LLC	[•]	[•]
Cantor Fitzgerald & Co.	[•]	[•]
Raymond James & Associates, Inc.	[•]	[•]
Oppenheimer & Co. Inc.	[•]	[•]
Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated [•]]

(b) Section 5(d) writings:

[•]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Initial Public Offering Price per ordinary share: $[•]

Number of Firm Shares purchased by the Underwriters: [•]

Number of Optional Shares: [•]

ANNEX I

Form of Press Release

PolyPid Ltd.
[Date]

PolyPid Ltd. (the “Company”) announced today that Goldman Sachs & Co. LLC and Cowen and Company, LLC, the lead book-running managers in the Company’s recent public sale of [   ] shares of, is [waiving] [releasing] a lock-up restriction with respect to [   ] ordinary shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on         ,          20      , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II(A)

Form of Opinion of Cooley LLP

ANNEX II(B)

Form of Opinion of Zysman, Aharoni, Gayer & Co.

ANNEX II(C)

Form of Opinion of Greenberg Traurig, LLP

ANNEX III

PolyPid Ltd.

Lock-Up Agreement

, 2018

Goldman Sachs & Co. LLC

Cowen and Company, LLC,

As representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

and

c/o Cowen and Company, LLC,

599 Lexington Avenue

New York, New York 10022

Re:  PolyPid Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters to be named in Schedule I to such agreement (collectively, the “Underwriters”), with PolyPid Ltd., a company organized under the laws of the State of Israel (the “Company”), providing for a public offering (the “Public Offering”) of an unspecified number of ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares to the public, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing through and including the date that is 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (each, a “Transaction”) any ordinary shares of the Company, or any options or warrants to purchase any ordinary shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned to the extent that such of the Undersigned’s Shares are controlled by the Undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Undersigned’s Shares (collectively, a “Swap Transaction”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ordinary shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Shares (and the foregoing restrictions shall not apply to such transfers or dispositions) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) in Transactions or Swap Transactions relating to ordinary shares or securities convertible into or exercisable for ordinary shares acquired in the Public Offering or in open market transactions after the Public Offering closing date, (iv) in connection with the exercise of options, warrants or other rights to acquire ordinary shares or any security convertible into or exercisable for ordinary shares of the Company in accordance with their terms (including the settlement of restricted share units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise) pursuant to an employee benefit plan, option, warrant or other right disclosed in the Prospectus, provided that any such shares issued upon exercise of expired options, warrants or other rights shall be subject to the restrictions set forth herein, (v) by will or intestacy, (vi) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (vii) to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, (viii) pursuant to the conversion of outstanding preferred shares of the Company into ordinary shares of the Company, provided that the ordinary shares received upon conversion shall be subject to the restrictions set forth herein, (ix) as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, shareholders or affiliates (as defined in Rule 12b-2 under the Exchange Act), provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (x) pursuant to a merger, consolidation, tender offer or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors, provided that, in the event that such Change of Control is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement, or (xi) with the prior written consent of the Representatives on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of clause (x), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity). In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Shares by transfer to any corporation, partnership, limited liability company or other legal entity that, directly or indirectly, controls, is controlled by, or is under common control with, the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such ordinary shares subject to the provisions of this Lock-up Agreement and there shall be no further transfer of such ordinary shares except in accordance with this Lock-up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided, that (i) the undersigned is not required to and does not otherwise effect any public filing, report or public disclosure of any such action under the Exchange Act, or otherwise, or shall not be required to be voluntarily made by any person until after the expiration of the Lock-Up Period regarding the establishment of such plan and (ii) no sales are made during the Lock-Up Period pursuant to such plan.

In the event that during the Lock-Up Period, the Representatives waive any prohibition on the transfer of the securities held by any record or beneficial holder of the ordinary shares of the Company, the Representatives shall be deemed to have also waived for each Major Holder (as defined below), on the same terms, the prohibitions set forth in this Lock-Up Agreement that would otherwise have applied to such Major Holder with respect to the same percentage of such Major Holder’s securities as the relative percentage of aggregate securities held by such party receiving the waiver which are subject to such waiver. The provisions of this paragraph will not apply: (1) unless and until the Representatives have first waived more than 1.0% of the Company’s total outstanding ordinary shares (determined as of the date of such waiver and assuming conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for ordinary shares) from such prohibitions, (2) (a) if the waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, or (3) if the waiver is granted to a holder of securities in connection with a follow-on public offering of the Company’s securities pursuant to a registration statement on Form F-1 that is filed with the Securities and Exchange Commission, provided that such waiver shall only apply with respect to such holder’s participation in such follow-on public sale. In the event that, as a result of this paragraph, any securities held by the undersigned are released from the restrictions imposed by this Lock-Up Agreement, the Representatives shall use commercially reasonable efforts to notify the Company within two business days of the effective date of such release, and the Company, in turn, in consultation with the Representatives, shall use commercially reasonable efforts to notify the Major Holders within one business day thereafter that the same percentage of aggregate securities held by such Major Holders has been released; provided that the failure to give such notice to the Company or the Major Holders shall not give rise to any claim or liability against the Company or the Underwriters, including the Representatives. Notwithstanding any other provisions of this Lock-Up Agreement, if the Representatives, in their reasonable judgment, after consultation with the Company, determine that a record or beneficial owner of any securities should be granted an early release from this Lock-Up Agreement due to circumstances of an emergency or hardship, then the Major Holders shall not have any right to be granted an early release pursuant to the terms of this paragraph. For purposes of this Lock-Up Agreement, each of the following persons is a “Major Holder”: each record or beneficial owner, as of the date hereof, of more than 5% of the outstanding ordinary shares of the Company on an as-converted to ordinary shares basis (for purposes of determining record or beneficial ownership of a shareholder, all ordinary shares held by investment funds affiliated with such shareholder shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn or (iv) April 30, 2018, in the event the closing of the Public Offering shall not have occurred on or before such date (provided, that the Company may by written notice to the undersigned prior to April 30, 2018 extend such date for a period of up to an additional three months).

[Signature Page Follows]

Very truly yours,

Exact Name of Securityholder

Authorized Signature

Title